                                                            Page 11 of 15 Pages

Whirlpool Financial Corporation
553 Benson Road
Benton Harbour
Michigan 49022

Attention:  Robert LaForest

Fax:        +1 269 923 3919
                                                             13 January 2005

Dear Sirs

Deed of Charge,  Assignment  and  Priorities  dated  27 June  1996  between, inter alia,  Aircraft  Lease  Portfolio  Securitisation  92-1  Limited  (the
Company) and Deutsche Trustee Company Limited (the Deed of Charge)

Proposed sale of a portfolio of nine aircraft

1.    We  refer  to the  Deed of  Charge.  This  notice  constitutes  both a
"Class E  Preliminary  Sale Notice" and a "Class E Secondary  Sale  Notice",
each as defined in Clause  10.10(f)(ii)  of the Deed of Charge.  The text of
Clause  10.10(f)(ii)  of the Deed of Charge is set out in Appendix 1 to this notice.

2.    This Class E  Preliminary  and  Secondary  Sale  Notice  replaces  and supersedes the Class E Preliminary  and Secondary  Sale Notice  delivered to you on 24 December 2004 (the Previous Notice).

3.    Pursuant to the Previous  Notice the Company gave you notice,  in your capacity  as holder of all of the  outstanding  Class E Notes  issued by the
Company,  that the  Company  had  received  a bona fide  offer from a wholly owned  subsidiary  of an  investment  grade entity (the  Purchaser)  and had entered  into a letter of intent  with the  Purchaser  with  respect  to the purchase  by the  Purchaser  of the nine  aircraft  set out in Appendix 2 to this notice (the Aircraft) for a purchase price of US$90,000,000.

4.    In  accordance  with  Clause 10.10(f)(ii)  of the Deed of Charge,  the
Company  hereby gives you notice,  in your  capacity as holder of all of the outstanding  Class E Notes issued by the  Company,  that  following  further
detailed   negotiations   and  discussions   between  the  Company  and  the
Purchaser  the  Company  has  received  a revised  bona fide  offer from the
Purchaser  with  respect to the  proposed  purchase by the  Purchaser of the
Aircraft  and has entered  into a new letter of intent  with  respect to the purchase of the Aircraft by the  Purchaser for an increased  purchase  price of  US$93,250,000  (the Purchase  Price).  The new letter of intent replaces and  supersedes  the original  letter of intent  referred to in the Previous
Notice.

5.    The  Purchase  Price is less than the "Class E Note Target  Price" for the  Aircraft as referred to in  Clause 10.10(f)(ii)  of the Deed of Charge.
The Class E Note Target  Price has been  calculated  by Deutsche  Bank Trust
Company Americas,  as Cash Manager of the Company,  as being  US$339,572,716 as at 15 December 2004.

                                                            Page 12 of 15 Pages

6.    The  Purchase  Price is  "gross"  in terms of  security  deposits  and maintenance  reserves,  and assumes that on the date of transfer of title to the Aircraft by the Company to the  Purchaser,  the Company will transfer to the  Purchaser (or the  Purchaser  will deduct from the Purchase  Price) the cash  security  deposit (if any) and all  maintenance  reserves held on that date for that  Aircraft by the  Company or the  relevant  subsidiary  of the
Company.  Details of these security  deposits and  maintenance  reserves are available  upon request from the  Administrative  Agent of the Company whose contact details are set out in paragraph 9 below.

7.    As the  holder  of all the  outstanding  Class E Notes  issued  by the
Company, you are granted an option,  pursuant to  Clause 10.10(f)(ii) of the
Deed  of  Charge,  to  purchase  the  Aircraft   (excluding  MSN  24952)  in
accordance  with  the  terms  of  such  Clause.  This  option  replaces  and supersedes the option  granted to you in relation to the original  letter of intent referred to in the Previous Notice, which option has now lapsed.

8.    If you wish to exercise the new option,  you are required  pursuant to
Clause  10.10(f)(ii)  of the  Deed of  Charge  to give  irrevocable  written notice to the  Company's  Administrative  Agent at the  address  given below
(with a copy to Babcock & Brown  Limited as Servicer  and  Deutsche  Trustee
Company  Limited  as  Security  Trustee)  on or prior to 12  February  2005, being 30 days  after the date of your  receipt of this  document  (which you will be deemed to have received on 13 January 2005).

9.    If you wish to clarify  any matter  relating to the  proposed  sale of the  Aircraft  or your  rights  as Class E  Noteholder,  the  Administrative
Agent  of  the  Company,  Mourant  & Co.  Limited,  can be  contacted  at 22
Grenville  Street,  St. Helier,  Jersey,  JE4 8PX, Channel Islands (Tel: +44
1534 609 000; Fax: +44 1534 609 333; Attention: Daniel Le Blancq).

                                                            Page 13 of 15 Pages

Yours faithfully,

For and on behalf of
Aircraft Lease Portfolio Securitisation 92-1 Limited

                                                            Page 14 of 15 Pages

                              Appendix 1

                 CLAUSE 10.10(f)(ii) OF THE DEED OF CHARGE

 "The Company or the Security  Trustee,  when the Security Trustee is acting pursuant  to  Clause 8.03  of this Deed,  shall  provide  written  notice (a
Class E  Preliminary  Sale  Notice) to each Class E  Noteholder  of any bona fide  offer  received  by the  Company,  any ALPS  Subsidiary,  any  Special
Lessor or the Security  Trustee from a  prospective  purchaser  with respect to the  proposed  purchase  of an  Aircraft at a price that is less than the
Class E Note Target Price for such  Aircraft  other than any such offer made in  connection  with a Public  Sale.  In the  event  the  Company,  any ALPS
Subsidiary,  any  Special  Lessor  or the  Security  Trustee  enters  into a letter of intent with such  prospective  purchaser  with respect to the sale of such  Aircraft  at a price  that is less  than  the  Class E Note  Target
Price,  the Company,  or the Security  Trustee when the Security  Trustee is acting  pursuant to Clause 8.03 of this Deed,  shall provide  written notice thereof  (a Class E  Secondary  Sale  Notice)  to each  Class E  Noteholder.
Other  than  in  the  case  of  a  Public  Sale,   any  Class  E  Noteholder
(excluding,  in  respect  of  the  WFC  Aircraft  only,  WFC  or  any of its affiliates)  shall have the right to  purchase  for U.S.  Dollars  cash such
Aircraft  at a price  equal to 102% of the price at which the  Company,  any
ALPS  Subsidiary or any Special Lessor (or the Security  Trustee when acting pursuant to Clause 8.03  of this Deed)  proposes to sell such Aircraft,  and provided that the Company or the Security  Trustee (when acting  pursuant to
Clause 8.03  of  this  Deed),  as the  case  may  be,  delivered  a  Class E
Secondary Sale Notice with respect  thereto.  Such right may be exercised in respect of any Aircraft,  if at all, by  irrevocable  written  notice to the
Company  (with a copy to the Servicer and the  Security  Trustee)  delivered on or prior to the  later of  (x) 30 days  after  the  Class E  Noteholder's receipt of the Class E  Preliminary  Sale  Notice with  respect  thereto and
(y) 11  Business Days after the Class E Noteholder's  receipt of the Class E
Secondary  Sale Notice with respect  thereto.  After  receipt of such notice by the Company,  the Company,  such ALPS Subsidiary,  such Special Lessor or the Security  Trustee,  as applicable,  shall sell, or cause to be sold, and the first  notifying  Class E Noteholder  shall  purchase,  such Aircraft at such  price  pursuant  to a sale  agreement  substantially  in the  form  of
Exhibit S,  with such changes thereto as the Board (or the Security  Trustee when acting  pursuant to  Clause 8.03 of this Deed),  may approve.  Any sale pursuant  to this  Clause 10.10(f)  will be  consummated  within  90 days of receipt  by the  Company  of the notice  exercising  such right to  purchase such  Aircraft.  In  addition to the  foregoing,  if the  Company,  any ALPS
Subsidiary,  any Special Lessor or the Security  Trustee proposes to sell an
Aircraft  by bids at a public  sale (a Public  Sale),  it shall  notify each
Class E  Noteholder  of the proposed  Public Sale at least 11 Business  Days prior  thereto  or,  if  earlier,  on the date on  which it first  publishes notice of such sale."

                                                            Page 15 of 15 Pages

                                  Appendix 2

                                  AIRCRAFT

      1.  one Boeing 767-300ER aircraft bearing manufacturer's serial number 24952

      2.  one Boeing 767-300ER aircraft bearing manufacturer's serial number 25000

      3.  one Boeing 737-400 aircraft bearing manufacturer's serial number 23869

      4.  one Boeing 737-400 aircraft bearing manufacturer's serial number 24519

      5.  one MD-83 aircraft bearing manufacturer's serial number 49786

      6.  one MD-83 aircraft bearing manufacturer's serial number 49785

      7.  one Boeing 737-400 aircraft bearing manufacturer's serial number 23870

      8.  one Boeing 737-500 aircraft bearing manufacturer's serial number 24898

      9.  one Boeing 757-200 aircraft bearing manufacturer's serial number 25054